EXHIBIT 1


                           EASTGROUP PROPERTIES, INC.

                               1,250,000 Shares*
                                  Common Stock
                               ($.0001 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                               September 7, 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

     EastGroup Properties, Inc., a corporation organized under the laws of Maryland (the "Company"), proposes to sell to Citigroup Global Markets Inc. ("you" or the "Underwriter"), 1,250,000 shares of Common Stock, $.0001 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriter an option to purchase up to 187,500 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Shares"). Certain terms used herein are defined in
Section 17 hereof.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with the Underwriter that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") an automatic shelf registration statement (Registration No. 333-134959) on Form S-3 for the registration of equity securities of the Company, including the Shares, which has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Commission. Such registration statement became effective upon filing under Rule 462(e) of the 1933 Act Rules and Regulations. The Company meets the requirements for use of

------------------------------
     * Plus an option to purchase from EastGroup Properties, Inc., up to 187,500 additional shares to cover over-allotments.

Form S-3 under the Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, Rule 430A or Rule 430B) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A or Rule 430B will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "Prospectus" as used herein means the base prospectus constituting a part of the Registration Statement and included in the Registration Statement at the Effective Date, as supplemented by each prospectus supplement relating to the offering of the Shares, including any such prospectus supplement filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations (the "Prospectus Supplement") and including any information and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be; as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

     (b) Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, written information relating to the Underwriter furnished to the Company by the Underwriter expressly for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as


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

required.  The documents incorporated by reference in the Prospectus pursuant to
Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations adopted by the Commission thereunder (the "1934 Act Rules and Regulations"). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the Exchange Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date (as defined in Section 3 herein), each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (the "Exceptions").

     (d) The Company and its subsidiaries have been duly organized and are validly existing as corporations, partnerships or limited liability companies, as the case may be, in good standing under the laws of the states or other jurisdictions in which they are incorporated or formed, as the case may be, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations in good standing (except as set forth in Schedule 1(d)) in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term "Material Adverse Effect" as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

     (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Other than as set forth in the Disclosure


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

Package and the Prospectus and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock, partnership interests or membership or similar interests, as the case may be, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Disclosure Package and the Prospectus.

     (f) The issuance and sale of the Underwritten Securities and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's Charter, Articles Supplementary or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the Act or as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase of the Shares by the investor.

     (g) As of June 30, 2006, the Company has duly and validly authorized capital stock as set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Disclosure Package and the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's Charter, Articles Supplementary, bylaws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the


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

Shares has been duly and validly taken. Except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The outstanding shares of capital stock, partnership interests or membership or similar interests, as the case may be, of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.

     (h) The statements set forth in the Disclosure Package and the Prospectus describing the Shares insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

     (i) Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals ("Permits") from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Disclosure Package and the
Prospectus, and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.



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

     (j) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its subsidiaries have made all necessary tax payments (including payroll and/or withholding taxes) and are current and up-to-date; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, might have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(t) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.

     (k) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Disclosure Package and the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company's or any of its subsidiaries' rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company's or any of its subsidiaries' rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

     (l) Except as described in the Disclosure Package and the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or any of its subsidiaries or any of their material assets for any failure of the Company or any of its subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment. Except as described in the Prospectus, none of the property owned or leased by the Company or any of its subsidiaries is, to the best knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in ss.9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq.



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     (m) No labor disturbance exists with the employees of the Company or any of its subsidiaries or is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

     (n) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under
(A) Title IV of ERISA with respect to termination of, or withdrawal from, any pension plan or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (o) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

     (p) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its Charter, Articles Supplementary, bylaws, partnership agreements, operating agreements or other governing documents, as the case may be. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the Exchange Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

     (q) Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

     (r) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

     (s) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (t) KPMG LLP, the registered independent public accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is a registered independent public accounting firm within the meaning of the Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
(A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The


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

consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the Act and the 1933 Act Rules and Regulations and present fairly the information shown therein.

     (u) Except to the extent such rights have been waived with respect to the sale of the Shares, no holder of any security of the Company, or security convertible into a security of the Company, has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Disclosure Package and the Prospectus, no person has the right to require registration under the Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or the Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

     (v) The Company has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package, the Prospectus or documents incorporated therein by reference.

     (w) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

     (x) The Company represents and warrants to you that any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the

Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (y) The Company represents and warrants to you that it is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") for each of its taxable years since its formation and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. No transaction event has occurred which could cause the Company not to be able to qualify as a REIT for its current taxable year or any future taxable year.

     (z) The Company represents and warrants to you that each of the Company's investments that is a partnership or a limited liability company, other than any entity for which a taxable REIT subsidiary election has been made ("Subsidiary Partnerships"), is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as an association taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

     (aa) The Company has retained KPMG LLP as its registered independent public accounting firm and qualified tax experts, and KPMG LLP (i) periodically tests procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assists the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

     (bb) The Company represents and warrants to you that the statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under
Item 1A, "Risk Factors" under the caption "Other Risks--We May Fail to Qualify as a REIT" and under the caption "Material United States Federal Income Tax Consequences" in the Base Prospectus are accurate in all material respects.

     (cc) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (dd) (1) At the time of filing the Registration Statement and (2) as of the Execution Time (with such date being used as the determination date for purposes of this clause (2)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

     (ee) Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

     Any certificate signed by any officer of the Company and delivered to the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at a purchase price of $47.46 per share, of 1,250,000 Underwritten Securities.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase, up to 187,500 Option Securities at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by you to the Company setting forth the number of shares of the Option Securities as to which you are exercising the option and the settlement date.

     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on September 13, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Shares being herein called the "Closing Date"). Delivery of the Shares shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, at 388 Greenwich Street, New York, New York, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Shares for sale to the public as set forth in the Prospectus.

     5. Agreements. The Company agrees with the Underwriter that:

     (a) The Company will use its best efforts to cause any post-effective amendment to the Registration Statement, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any new registration statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by you with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (1) when any post-effective amendment to the Registration Statement, if not effective at the Execution Time, shall become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (3) when, prior to termination of the offering of the Shares, any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or the filing of a new registration statement relating to the Shares or for any supplement to the

Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification, and if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

     (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will
(1) notify you of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

     (d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

     (e) The Company will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.

     (f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

     (g) The Company agrees that, unless it has or shall have obtained the prior written consent the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (h) The Company will not, without your prior written consent, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

     (i) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of

2002, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (k) The Company agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (5) listing of the Shares on the New York Stock Exchange; (6) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (8) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (9) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (10) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

     (l) The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code.

     6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the

Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have requested and caused Jaeckle Fleischmann & Mugel, LLP, counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:


               (i) The Registration Statement and all post-effective amendments thereto have become effective under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel after due inquiry, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act or under the securities laws of any jurisdiction.

               (ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial or statistical data); the conditions for use of Form S-3 have been satisfied; and, as of the date they were filed with the Commission, the documents incorporated by reference in the Prospectus appear on their face to comply as to form and be appropriately responsive in all material respects with the requirements of the Exchange Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

               (iii) The descriptions in the Registration Statement and Prospectus of statutes, laws, ordinances, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown under the Act and the 1933 Act Rules and Regulations.

               (iv) This Agreement has been duly authorized, executed and delivered by the Company.

               (v) The Company and its subsidiaries have been duly organized and are validly existing as corporations partnerships and limited liability companies in good standing under the laws of the states or other jurisdictions in which they are incorporated and organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Disclosure Package and the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company's obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations or similar entities in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

               (vi) The  entities  listed on  Schedule  II  hereto  are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, the percentage indicated on Schedule II of the outstanding shares of capital stock, partnership interests, membership or similar interests, as the case may be, or other securities evidencing equity ownership of such subsidiaries, and all such securities have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person, and were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, any such shares of capital stock or other ownership interest of any of such subsidiaries.

               (vii) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel after due inquiry to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company's Charter, Articles Supplementary or bylaws or any statute, rule, regulation or other law, or any order or judgment known to such counsel after due inquiry, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

               (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as may be required under the Act or the 1933 Act Rules and Regulations and have been obtained, or as may be required by the NASD or under state securities or blue sky laws in connection with the purchase of the Shares by the investor. Each of the Company and its subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable laws and regulations in connection with the issuance and sale of the Shares, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect; and no such Notices or Approvals are required to be filed or obtained by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the transactions contemplated hereby, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect.

               (ix) To the knowledge of such counsel after due inquiry and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the knowledge of such counsel after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (x) The Company has duly and validly authorized and issued capital stock as set forth in the Company's Form 10-Q for the quarter ended June 30, 2006; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, as to legal matters to the description thereof in the Prospectus; all shares of Common Stock issued by the Company have been duly authorized, validly issued, fully paid and non-assessable; and the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares has been duly and validly taken. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange. The form of specimen certificate representing the Shares filed with the Securities and Exchange Commission is in valid and sufficient form. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Charter, Articles Supplementary, bylaws or governing documents of the Company or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound; and, to such counsel's knowledge, except as described in the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

               (xi) To the knowledge of such counsel after due inquiry, the Company and each of its subsidiaries hold all licenses, certificates, permits and approvals from all state, federal and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the knowledge of such counsel after due inquiry, each of the Company and its subsidiaries is conducting its business in compliance in all material respects with all of the laws, rules and regulations of each jurisdiction in which it conducts its business.

               (xii) The statements made in the Prospectus under the captions "Risk Factors" and "Description of Capital Stock," Item 15 of Part II of the Registration Statement, and in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under Item 1, "Business," to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries and fairly present the information disclosed therein.

               (xiii) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its Charter, or bylaws, partnership agreements or other governing documents, as the case may be. To the knowledge of such counsel after due inquiry, neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the Exchange Act, and neither the Company nor any of its subsidiaries has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which default, violation or failure, individually or in the aggregate, would have a Material Adverse Effect.

               (xiv) To the knowledge of such counsel after due inquiry, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties of the Company or any of its subsidiaries is the subject which are not disclosed in the Registration Statement and Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes, ordinances, laws, rules or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

               (xv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the 1935 Act.

               (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

               (xvii) All the shares of capital stock of the Company have been issued and sold in compliance with all applicable federal and state securities laws.

               (xviii) To the knowledge of such counsel after due inquiry and except as disclosed in the Disclosure Package and the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except to the extent such rights have been waived with respect to the sale of the

          Shares no person has the right to require registration under the Act of any shares of Common Stock or other securities of the Company.

               (xviv) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT for each of its taxable years beginning with the taxable year ended December 31, 1997 through December 31, 2005, and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year 2006 and thereafter.

               (xx) The statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 under Item 1A "Risk Factors" under the caption "Other Risks--We May Fail to Qualify as a REIT" and under the caption "Material United States Federal Income Tax Consequences" in the Prospectus have been reviewed by counsel and, to the extent they constitute descriptions of legal matters or legal conclusions, are accurate in all material respects.

Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Underwriter and its counsel and with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus (including all documents filed under the Exchange Act and deemed incorporated by reference therein) were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that (i) the Registration Statement (including any document filed under the Exchange Act and deemed incorporated by reference therein), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus or any amendment or supplement thereto (including any document filed under the Exchange Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and schedules, or other financial data, as to which such counsel need express no opinion).

In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than the State of New York or the United States of America, upon opinions addressed to the Underwriter of other counsel satisfactory to it and Morrison & Foerster LLP, counsel to the Underwriter, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company; provided, in either case, that such counsel shall state in their opinion that they and the Underwriter are justified in relying thereon.

     (c) The Underwriter shall have received from Morrison & Foerster LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to you, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) The Company shall have furnished to you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

     (e) The Company shall have requested and caused KPMG LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to the Underwriter), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that:

               (i) They are an independent registered public accounting firm, with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (PCAOB).

               (ii) In their opinion, the Company's consolidated financial statements and financial statement schedule audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission.

               (iii) They have not audited any consolidated financial statements of the Company, management's assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2005; although they have conducted an audit for the year ended December 31, 2005, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the consolidated financial statements as of December 31, 2005, and for the year then ended, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, but not on the consolidated financial statements or internal control over financial reporting for any interim period within that year. Therefore, they are unable to and do not express any opinion on the unaudited consolidated balance sheets as of March 31, 2006 and June 30, 2006, and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three-month periods ended March 31, 2006 and 2005, and the three-month and six-month periods ended June 30, 2006 and 2005, included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2005.

               (iv)  They  have  read  the  2006  minutes  of  meetings  of  the stockholders, the board of directors, the investment committee, the audit committee, the compensation committee, and the nominating and corporate governance committee of the Company and its subsidiaries, as set forth in the minute books at September 7, 2006, officials of the Company having advised them that the minutes of all such meetings through that date were set forth therein; they have carried out other procedures to September 7, 2006, as follows (their work did not extend to the period from September 8, 2006 to September 11, 2006, inclusive). The minutes of the board of directors' meeting, dated September 6, 2006, are in draft form and have not yet been approved. Also, the minutes of the compensation committee meeting, dated September 6, 2006, are in draft form and have not yet been approved.

                    (1) With respect to the three-month  periods ended March 31,
               2006 and 2005 and the three-month and six-month periods ended June 30, 2006 and 2005, they have:

                    (a) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated financial statements for these periods, described in 6(e)(iii), included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, incorporated by reference in the Registration Statement.

                    (b) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in
               Section 6(e)(iv)(1)(a) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the Commission.

                    (2) With respect to the period from July 1, 2006 to September 7, 2006, they have been advised by officials of the Company that no consolidated financial statements as of any date or for any period subsequent to June 30, 2006 were available.

               (v) Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that:

                    (1) Any material modifications should be made to the unaudited consolidated financial statements described in 6(e)(iii), incorporated by reference in the Registration Statement, for them to be in conformity with U.S. generally accepted accounting principles.

                    (2) The unaudited consolidated financial statements described in Section 6(e)(iii) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the Commission.

               (vi) Company officials have advised them that no consolidated financial statements as of any date or for any period subsequent to June 30, 2006, are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after June 30, 2006, have, of necessity, been even more limited than those with respect to the periods referred to in Section 6(e)(iv)(1). They have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at
          September 7, 2006, there was any change in the capital stock or increase in debt of the consolidated companies as compared with amounts shown on the June 30, 2006, unaudited consolidated balance sheet incorporated by reference in the Registration Statement, except in all instances for changes or increases that the Registration Statement discloses have occurred or may occur. On the basis of these inquiries and their reading of the minutes as described in Section 6(e)(iv), nothing came to their attention that caused them to believe that there was any such change or increase, except that the Company officials advised them that the number of shares of the Company's common stock increased by 2,286 shares between June 30, 2006 and September 7, 2006 due to the issuance of 2,300 shares related to the Company's stock option plan offset by a decrease of 14 shares related to a forfeiture of incentive restricted stock.

               (vii) They have also read the items identified by the Underwriter on the attached copies of certain pages of the Company's 2005 annual report on Form 10-K, and the Company's March 31, 2006 and June 30, 2006 quarterly reports on Form 10Q, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. With respect to the disclosure by the Company of any non-GAAP financial measures as defined in Regulation G, they make no comment as to whether such measures or the resulting disclosures comply with the requirements of Regulation G or Item 10 of Regulation S-K. In addition, with respect to Item 305 of Regulation S-K, they make no comment as to the appropriateness or completeness of the Company's classification of its market risk-sensitive instruments into market risk categories. For the purpose of reporting their findings, in those instances in which one or both of the compared or recalculated amounts were rounded to some degree, and the amounts were in agreement or recalculated except that they were not rounded to the same degree, or in those instances in which one or both of the compared amounts were found to be within $10,000 (except for per share data) and within 1,000 square feet, they have nevertheless stated that they found the compared amounts to be in agreement or that the amounts were recalculated.

          FS Compared the amount for the period indicated with the corresponding amount in the applicable consolidated financial statements incorporated by reference in the Registration Statement and found them to be in agreement.

          F Compared the amount for the period indicated with the corresponding amount in the applicable consolidated financial statements included in the Company's annual report on Form 10-K. Certain 2002 and 2001 amounts have been reclassified to conform with the presentation of more recent periods. In those instances we have compared the updated amounts to schedules prepared by the Company under the direction of the Chief Financial Officer of the Company and found them to be in agreement.

          A Compared the amount for the period indicated with the corresponding amount in the Company's general accounting records and found them to be in agreement.

          C Compared the amount for the period indicated to a report or schedule prepared by the Company under the direction of the Chief Financial Officer of the Company and found them to be in agreement.

          R Proved the arithmetic accuracy (percentage or amount or ratio) based on appropriate amounts for the period indicated included in either the applicable consolidated financial statements incorporated by reference in the Registration Statement or a report or schedule prepared by the Company under the direction of the Chief Financial Officer of the Company and found them to be in agreement.

          They have also read the section captioned "Selected Consolidated Financial Data" included in the Company's annual report on Form 10-K and incorporated by reference in the Registration Statement. They compared the information included under the heading "Selected Consolidated Financial Data" with the requirements of Item 301 of Regulation S-K. They also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K. Nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K.

          It should be understood that their procedures with respect to the information contained in Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) incorporated by reference the Registration Statement were limited to applying the procedures stated above and therefore they make no representations regarding the accuracy of the discussion contained therein, whether any facts have been omitted, or regarding the adequacy of the disclosures in MD&A, other than with respect to the results of the procedures performed as described above.

               (viii) Their audits of the consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did they perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, they express no opinion thereon.

               (ix) It should be understood that they make no representations regarding questions of legal interpretation or regarding the sufficiency of the procedures enumerated in the preceding paragraph for purposes of this Agreement; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages referred to above. Further, they have addressed themselves solely to the foregoing data as set forth in the Registration
          Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

               (x) Their letter is solely for the information of the addressees and to assist the Underwriter in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement, or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
(i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

     (g) Prior to the Closing  Date,  the Company  shall have  furnished  to the
Underwriter  such  further  information,   certificates  and  documents  as  the
Underwriter may reasonably request.

     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (i) At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Underwriter.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Morrison & Foerster LLP, counsel for the Underwriter, at 755 Page Mill Road, Palo Alto, California 94304-1018, on the Closing Date.

     7. Reimbursement of Underwriter's Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the

Underwriter within a reasonable time after the Company receives a demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged
omission  made  therein  in  reliance  upon  and  in  conformity   with  written
information furnished to the Company by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth in the fourth paragraph of the cover page regarding delivery of the Shares and, under the heading "Underwriting", the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares; provided, however, that in no case shall (i) the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth in the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. [Intentionally Omitted]

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, with a copy to Morrison & Foerster LLP, Attention Justin L. Bastian, (fax no.:
(650)  494-0792);  or, if sent to the  Company,  will be  mailed,  delivered  or telefaxed to 300 One Jackson Place, 188 East Capitol Street, Jackson, MS, 39201-2195, attention. N. Keith McKey, (fax no. (601) 352-1441, with a copy to Jaeckle Fleishmann & Mugel, LLP, Attn: Joseph P. Kubarek, (fax no. (716) 856-0432).

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company's engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with the transaction contemplated by this Agreement or the process leading thereto.

     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Base Prospectus" shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Disclosure Package" shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus, if any, used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectus, if any, identified in
     Schedule I hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Shares that will be first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

          "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

          "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

          "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to filing of the Final Prospectus, together with the Base Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements and all documents incorporated by reference therein pursuant to
     Item 12 of Form S-3 under the Act and, if applicable, the Rule 430A Information and the Rule 430B Information.

          "Rule 430A  Information"  shall mean  information  with respect to the
     Shares  and  the  offering  thereof   permitted  to  be  omitted  from  the
     Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 430B Information" shall mean any information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed part of and included in the Registration Statement pursuant to Rule 430B.

          "Rule 158",  "Rule 163",  "Rule 164",  "Rule 172",  "Rule 405",  "Rule
     415",  "Rule 424",  "Rule 430A",  "Rule 430B",  "Rule 433",  and "Rule 462"
     refer to such rules as set forth in the 1933 Act Rules and Regulations.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                                Very truly yours,

                                                EastGroup Properties, Inc.

                                                By: /s/ DAVID H. HOSTER II
                                                    -----------------------
                                                    Name:  David H. Hoster II
                                                    Title: President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:  /s/ MATTHEW GREENBERGER
     ------------------------
     Name:   Matthew Greenberger
     Title:  Vice President

                                   Schedule I


                                      None.

                                   Schedule II


                              List of Subsidiaries


100% Owned Subsidiaries of EastGroup Properties, Inc.

     EastGroup Properties General Partners, Inc.
     EastGroup Properties Holdings, Inc.
     EastGroup TRS, Inc.

Partnerships and LLC's:

     EastGroup Properties, LP
     EastGroup Property Services, LLC
     EastGroup Property Services of Florida, LLC
     EastGroup Kearn Creek, LLC
     Sample I-95 Associates
     University Business Center Associates
     EastGroup Jacksonville, LLC
     55 Castilian, LLC